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                                                                    Exhibit 3.3

                               STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT

1. NAME OF LIMITED LIABILITY COMPANY:

                         Cendant Car Rental Group, LLC

2. THE CERTIFICATE OF FORMATION OF THE LIMITED LIABILITY COMPANY IS HEREBY AMENDED AS FOLLOWS:

          The name of the Corporation is Avis Budget Car Rental, LLC

3. THE EFFECTIVE DATE OF THIS AMENDMENT IS AS FOLLOWS:

                      Monday, April 3, 2006 at ll:59 p.m.

IN WITNESS HEREOF, the undersigned have executed this Certificate on the 23rd day of March 2006.

By:   /s/ David B. Wyshner
      -----------------------------
Name: David B. Wyshner, Manager